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                                                               EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51989) of the Minnesota Power and Affiliated Companies Employee Stock Purchase Plan of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32033) of the Minnesota Power and Affiliated Companies Supplemental Retirement Plan of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51941) of the Minnesota Power & Light Company Common Stock of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-50143) of the Minnesota Power & Light Company Common Stock of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56134) of the Minnesota Power & Light Company Automatic Dividend Reinvestment and Stock Purchase Plan of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55240) of the Minnesota Power & Light Company First Mortgage Bonds of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-45551) of the Minnesota Power & Light Company Serial Preferred Stock, Cumulative, Without Par Value of our report dated January 24, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 31 of this Form 10-K.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 24, 1995